                                  EXHIBIT 10-h

                               SEVERANCE AGREEMENT
                               -------------------


        AGREEMENT made this 11th day of November, 1997, by and between TSENG LABS, INC. (the "Company") and JACK TSENG ("Tseng").

        Background:

        Tseng commenced employment with the Company upon the inception of the Company and from that time to this date, Tseng, inter alia, has been a Director, Chairman of the Board, President and Chief Executive Officer of Tseng Labs, Inc., a Utah corporation, and by reason of such role, has been a Director and President of Tseng Labs International, Inc., a Nevada corporation, and Tseng Labs International, Inc., a Delaware corporation. The within Severance Agreement shall affect Tseng as a Director, Chairman of the Board, President and Chief Executive Officer of Tseng Labs, Inc. and a Director and President of both the Nevada and Delaware corporations (hereinafter collectively, the "Company").

        Tseng has submitted his resignation as a Director and consequently as Chairman of the Board, President and Chief Executive Officer of Tseng Labs, Inc., and also by that means, as a Director and as President of the Nevada and Delaware corporations, (hereinafter "Resignation"), and therefore Company and Tseng, intending to be legally bound hereby, agree to the following terms respecting Tseng's Resignation:

        1. Resignation. Tseng agrees and confirms that, effective as stated below, he has voluntarily resigned from all roles heretofore held with the Company. The Company has agreed to accept such Resignation, and the Company waives any notice requirement otherwise binding on Tseng with respect to such Resignation. Accordingly, as of October 28, 1997, Tseng's duties as President, Chief Executive Officer, Director and Chairman of the Board ceased, and October 31, 1997 will be Tseng's last day of active employment with the Company. Tseng has executed and delivered his resignation as President, Chief Executive Officer, Director and Chairman of the Board of Tseng Labs, Inc. and as a Director and President of both the Nevada and Delaware corporate affiliates of the Company, the original of which has been submitted to John J. Gibbons, Vice Chairman of the Board., and a copy of which is attached as Exhibit "A" to this Severance Agreement, made a part hereof and incorporated herein

        2. Severance Payment. The Company has agreed to provide Tseng with a severance payment, as an Employee of the Company, recognizing his service to the Company, pursuant to which the Company will make payments equal to Tseng's current fixed base salary of Twenty Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($20,833.33) per month, for and during the period of November 3, 1997 to and including the week ending May 5, 2000. In addition, Tseng shall be provided with the same medical benefits to which all employees of the Company are entitled from time to time, currently: medical - Oxford Health; and Dental Guardian (the "Fringe Benefits").

In the event Company takes such action as will prevent Company from providing such Fringe Benefits to Tseng, then, and in that event, the Company shall make monthly payments to Tseng, in addition to the fixed base salary as aforesaid, equal to the most recent cost to the Company, for providing the Fringe Benefits to its employees generally, prior to the termination of operations of Company. Further, in the event Tseng becomes employed by another employer during this thirty (30) month period, Tseng's right to receive the fixed base salary and Fringe Benefits shall not terminate, but if Tseng is entitled to benefits from his new employer which are at least equal to those provided by Company, then at the time that Tseng becomes eligible to receive these benefits, Tseng will no longer be entitled to receive the Fringe Benefits from the Company that are provided to Tseng by the new employer. During the period of time during which Tseng is entitled to said severance payments, Tseng shall receive his fixed base salary in bi-weekly installments until the termination thereof as is set forth hereinabove. Company, at Tseng's option, shall place a sum equal to the remaining severance payments in escrow, and make regular payments from said escrow account thereafter if (i) the Company terminates operations and liquidates its assets or (ii) if the Company merges into another company. Tseng shall neither be required nor permitted to (i) have any active duties or responsibilities to the Company whatsoever; (ii) report to the Company during the severance payment period; (iii) have or maintain any office at the Company; or (iv) engage in any action or make any statement relating to the policies, management or business of the Company or which Tseng knows or reasonably should know would be harmful to the Company. The Company agrees not to make any disparaging statements regarding Tseng.

        3. Stock Options. Attached hereto, made a part hereof, and marked Exhibit "B" is a Schedule of Tseng's Stock Options to purchase the common stock of the Company. Tseng and the Company agree that Tseng will be deemed fully vested, at the price set forth, with respect to those stock options reflected on Exhibit "B". Said stock options are and shall remain exercisable by Tseng from the date hereof through to and including ninety (90) days after May 5, 2000, notwithstanding any contrary provisions of the vesting schedule of the Company Stock Option Plan or any option grant.

        4. Assignment, Nondisclosure and Non-solicitation. Tseng and the Company confirm that Exhibit "C" (in which the Company was inadvertently described as "Tseng Laboratories, Inc"., a "Pennsylvania" corporation) attached hereto is a true and correct copy of the Patent Assignment and Nondisclosure Agreement executed on October 26, 1984 and that such Assignment and Agreement is a legally binding contract. In addition, Tseng agrees that to and including the week ending May 5, 2000, he will neither directly or indirectly own, manage, operate or control a company or entity; or be employed or retained by a company or entity which produces, manufactures, sells or otherwise deals in products which compete directly with products now or previously designed, manufactured or sold by the Company, or with any PC graphics chip set products now under development by the Company, including without limitation products that are the same as or similar to the partially completed designs for the ET 8000 and ET 9000, provided, however, that Tseng shall be relieved from the within provision in the event (i) the Company no longer engages in the graphics business and has not theretofore sold the graphics business; or (ii) Tseng waives any further claim to severance payments. Tseng acknowledges that a breach of Exhibit "C" or the promise respecting competition, will cause substantial harm to the Company, notwithstanding proof of damages, and accordingly Company shall be entitled to injunctive relief. Tseng also acknowledges and agrees that all employees of Company are subject to patent assignment, non-disclosure, and non-competition agreements and he agrees to neither solicit nor hire any employee or former employee of the Company who, to his knowledge, is a party to any such patent assignment, non-disclosure, and non-competition agreements or similar agreement that legally prohibits such employment

        5. Return of Company Confidential Information, Property, Keys and Credit Cards. Excluding only Tseng's personal records and copies of Director's Minutes or communications with Directors, which Tseng maintained in connection with this service as a Director of the Company, Tseng agrees to promptly return to the Company, retaining no copies thereof, (i) any and all confidential information of any nature in any form which is in Tseng's possession or control, including, but not limited to, electronic and paper forms of schematics, netlists, software source code, software object and executable code, technical specifications, product specifications, data books, hardware HDL and verilog source code, functional and production test vectors, product test results, algorithm specifications and descriptions, and functional test bench verilog and software source code, as well as any record of communications between Tseng and any employee, officer, director or third party in any manner involving the operation of the Company, its development of technology, the improvement of technology or in any way related to the technology of the Company, as well as any other confidential information, proprietary secrets and trade secrets of the Company, in whatever type of tangible or intangible form contained, (ii) any and all keys to the Company's offices in his possession or control, (iii) credit cards issued to Tseng in the name of the Company, as well as (iv) any other property or thing which was created or developed by Tseng or any other person or entity on behalf of, for, or pursuant to Company's work or purposes.

        6. Company Property or Accounts. Notwithstanding the Company records, Company and Tseng agree that if the employee loan account for Tseng reflects a balance due to the Company or a balance due to Tseng, the Company and Tseng each, as to the other, and in any contingency, waive any claim to be paid therefore. With the exception of a Toshiba laptop computer, Tseng represents that he has no stand-alone computer equipment of the Company in his possession. Tseng agrees to remove any design tools licensed to the Company which is evidenced by a "key" and return the key to the Company and to remove any software licensed to the Company, in each case from any equipment in his possession.

        7. Split Dollar Insurance. Tseng acknowledges that he and Company entered into a split dollar funded insurance plan to provide insurance for Tseng and that this insurance is owned by an irrevocable trust created by Tseng. Tseng further acknowledges that in connection with such split dollar life insurance plan a Collateral Assignment Agreement was executed by the Trustees of the said irrevocable trust, a copy of which is attached hereto as Exhibit "D", and made a part hereof. As respects said split dollar funded insurance plan, the parties agree as follows:

               a. Since Tseng has resigned from employment with Company, the parties agree that such Resignation is deemed, as of the date of this Severance Agreement to be a termination of employment as that term is defined in the Collateral Assignment Agreement. Accordingly, Tseng shall have ninety (90) days within which to pay or cause the payment, to the Company of the total of all premium loans made by the company to date, which sum is agreed to be Five Hundred Four Thousand Four Hundred Sixty-Four Dollars ($504,464.00) (the "Aggregate Premium Loan Sum"), in order to secure Company's release of the Collateral Assignment Agreement with respect to the policy or policies of insurance covered by the said split dollar insurance plan. The parties further agree that in the absence of such repayment in full, Company shall exercise its rights under the Collateral Assignment Agreement to collect such of the cash surrender value of such policy or policies as may be necessary to pay the balance due on the Aggregate Premium Loan Sum. In the event that such cash surrender value is not sufficient to pay the Aggregate Premium Loan Sum in full, the balance still owed shall continue to be due and payable. The parties further acknowledge and agree that an annual premium payment for the insurance in question shall come due during the aforementioned ninety (90) day period, but that Tseng is no longer deemed to be an employee of Company, so that such premium payment shall be the sole responsibility of Tseng and/or the said irrevocable trust, if he intends to maintain such insurance in force. Notice from Tseng of Tseng's intentions respecting this matter shall be given to Company fifteen (15) business days prior to the due date of the annual premium payment, provided, nevertheless that:

               b. Subject to the Company's reasonable satisfaction of the following conditions, the Company shall advance during the first week of December, 1997, the One Hundred Thirty-Two Thousand Dollar ($132,000) annual premium payment to come due during the aforementioned ninety (90) day period, and if advanced, the sum of Six Hundred Thirty-Six Thousand Four Hundred Sixty-Four Dollars ($636,464) shall thereafter be deemed the Amended Premium Loan Sum, if

                       i. Upon making said payment, the insurance carrier shall permit without limitation, and the Company shall borrow from the policies, the amended premium loan sum;

                       ii. The Company thereafter have no legal obligation to repay said loan; and

                       iii. Tseng shall agree to defend, indemnify and hold Company harmless from and against any claim by the insurance company, the trustees or any other party.

        8. Health Benefits, 401K Savings Plan, Disability Insurance, Life Insurance and AD&D Insurance. In the event the Company continues to provide health benefits as provided hereinabove, after the fifth day of May, 2000, health benefits can continue at Tseng's expense under COBRA law. Tseng's monthly coverage cost (subject to change) is Medical and Prescription ($421.90) and Dental ($60.57) or a total of Four Hundred Eighty-Two Dollars and Forty-Seven Cents ($482.47) for all. To continue coverage under COBRA, Tseng must elect to do so within sixty (60) days of the fifth day of May, 2000 by the completion and delivery to Company of an election form which will be provided to Tseng. If Tseng elects COBRA coverage, it will nevertheless terminate the earliest of the following: (a) at the end of eighteen months; (b) the date the group health plan terminates for all employees; (c) the date Tseng fails to make a premium payment; (d) the date Tseng becomes covered under another health plan; or (e) the date Tseng become eligible for Medicare. Tseng should review this matter with the Company so any COBRA benefits to which Tseng is entitled may be retained.

               Tseng's participation in the 401(k) savings plan, short-term and long-term disability insurance, basic life insurance and AD&D insurance (subject nevertheless to the provisions of paragraph 7 herein) terminates effective today.

        9. Future Relationship. Company and Tseng both acknowledge that the within action has been taken by Tseng, and has been accepted by Company, inasmuch as Tseng desires to work on projects which are not planned by the Company, but Company recognizes that Tseng is a skilled and valuable member of the video graphics field and Company and Tseng agree that the terms of this Severance Agreement are such that the possibility of a future relationship respecting consulting by Tseng for the Company, under terms and conditions that would be mutually satisfactory to both parties, is not deemed remote. The Company and Tseng further acknowledge that the within actions have been taken with their understanding of and agreement that, following the resignations referred to in paragraph 1 above and the execution of this Agreement, Tseng does not have the power to direct or cause the direction of the Company's management or policies whether through stock ownership or otherwise and that no relationship which would result in Tseng obtaining such power is contemplated, or will be entered into in the future, by Tseng and the Company

        Consistent with Tseng's and the Company's understanding of Tseng's passive role relative to the policies and management of the Company, Tseng agrees to vote, or authorize a person designated by the Company's Board of Directors to vote, all shares of common stock of the Company over which Tseng has voting power as of the record date of any meeting of shareholders of the Company in proportion to the votes of all other shareholders of the Company cast at such meeting. Tseng further agrees that he will not authorize any other person to vote such shares in a manner inconsistent with his agreement herein, provided that nothing herein shall prevent Tseng from selling or otherwise disposing of any shares of the Company's common stock which he now owns, subject to any restrictions under the applicable securities laws.

        10. General Release. Tseng agrees to execute the General Release attached to this Agreement as Exhibit "E". Tseng acknowledges that his execution of this Agreement and the attached General Release waives his right to challenge the termination of his employment by means of his Resignation from the Company and his right to pursue related legal rights and claims. Tseng acknowledges that Tseng has obtained independent legal counsel to advise him in connection with this Severance Agreement, and that he has carefully considered the provisions of this Agreement before signing it. If this Agreement and the General Release are not agreed upon and executed by Tseng within twenty-one (21) days from the date of receipt of this Agreement, or if Tseng revokes the General Release within the seven (7) day period after his execution by notice to John J. Gibbons this Agreement shall be deemed null and void and of no further force or effect. The Company may withhold any payments required to be paid to Tseng under this Agreement until the expiration of such seven (7) day revocation period. Upon the expiration of the seven (7) day revocation period, the General Release as well as this Agreement shall be irrevocable and shall be fully binding on the parties in accordance with all the terms and conditions herein.

        11.    Miscellaneous.
               -------------

               a. This Agreement, and the exhibits attached hereto, is the sole surviving agreement between the parties, and constitutes the entire agreement of the parties with respect to the subject matter hereof.

               b. This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania.

               c. This Agreement shall not be modified or amended except by an Agreement in writing signed by the parties to this Agreement

               d. The terms of the within Severance Agreement shall be deemed confidential, subject nevertheless to the Company's obligation to disclose the terms hereof pursuant to any filing requirements.

               e. No part of the within Agreement shall be assignable or pledged, provided that all of the benefits of this Agreement shall inure to the benefit of, and this Agreement shall be enforceable to that extent by Tseng's heirs and personal representatives.

               f. In the event any provision of this Severance Agreement is determined to be invalid, inoperative or unenforceable by any court of competent jurisdiction, the said provision only shall be deemed ineffective, without invalidating the remaining provisions of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement this 11th day of November, 1997.

                                             TSENG LABS, INC.


                                             /s/JOHN J. GIBBONS
                                             --------------------------

                                             /s/JACK TSENG
                                             --------------------------
                                             Jack Tseng


                                     CONSENT
                                     -------

        Joyce Chan Regan and Nancy Wang, Trustees under the "Jack Tseng and Fay Tseng Irrevocable Trust" under date of October 11, 1993, respecting Equitable Variable Life Insurance Company Policies Number 43-262517 and 43-262618, the insured of which is Jack Tseng, the owner of which is "Jack Tseng and Fay Tseng Irrevocable Trust", as said Trustees, hereby consent to the terms and provisions of Paragraph 7 of the within Agreement, acknowledging and agreeing that Exhibit "D" is a true and correct copy of the Collateral Assignment Agreement and that the Aggregate Premium Loan Sum is true, correct and accepted.


--------------------------                          ---------------------------
Witness                                             Joyce Chan Regan, Trustee

--------------------------                          ---------------------------
Witness                                             Nancy Wang, Trustee

                                  EXHIBIT " A"

                                   RESIGNATION
                                   -----------


To:     The Directors, Tseng Labs, Inc.
        Newtown, PA 18940


        Please accept my resignation effective this date as Chairman of the Board, Director, President and Chief Executive Officer of Tseng Labs, Inc.; and, as Director and President of Tseng Labs International, Inc., a Nevada corporation and Tseng Labs International, Inc., a Delaware corporation.

        /s/JACK TSENG
    -------------------------------
        Jack Tseng

Date: October 31, 1997

                                   EXHIBIT "B"

                                  STOCK OPTIONS
                                  -------------

               Original                                            Recast
               --------                                            ------

 Shares           Date         Vested          Price         Shares        Vested          Price
 ------           ----         ------          -----         ------        ------          -----
150,000        11/08/95       01/07/96       $7.875         131,668        08/31/97       $2.9375
 25,000        01/16/96       01/15/96       $8.75           21,944        08/31/97       $2.9375


                                   EXHIBIT "C"

                              PATENT ASSIGNMENT AND
                              ---------------------
                            NON-DISCLOSURE AGREEMENT
                            ------------------------

THIS AGREEMENT is made by and between TSENG LABORATORIES, INC. a corporation of the state of Pennsylvania having a place of business at 205 Pheasant Run, Newtown, Pennsylvania 18940 (hereinafter referred to as "TSENG") and Jack Tseng residing at 259 Yorkshire Drive, Newtown, PA 18940 (hereinafter referred to as EMPLOYEE)

WHEREAS, EMPLOYEE has been hired by TSENG in a position which has varied responsibilities including the understanding of, testing or improvement of existing products of TSENG and/or development of new products; and

WHEREAS, the parties desire to reduce to writing the patent assignment and non-disclosure aspects of the employment relationship to writing.

NOW, THEREFORE, in and for the consideration of One Dollar ($1.00), the receipt of which is hereby acknowledged and in further consideration of the employment of EMPLOYEE by TSENG, EMPLOYEE agrees as follows:

        (1) He or she will promptly and fully disclose to TSENG any and all inventions, discoveries and improvements made by him or her pertaining to or useful in the business of TSENG during his or her period of employment by TSENG and any improvements on his or her inventions and discoveries made, conceived or acquired by him or her for one year after the termination of employment, whether made or conceived solely or jointly with others, during regular business hours; said inventions, discoveries or improvements shall become and remain the property of TSENG whether or not patent applications are filed thereon;

            Employee, however, shall not be responsible to TSENG if inventions, which are not directly plug compatible and/or competitive to TSENG'S products, made or conceived solely or jointly with others at locations outside of TSENG and, during non-business hours; said inventions, discoveries, or improvements shall become and remain the property of EMPLOYEE whether or not patent applications are filed thereon.

        (2) EMPLOYEE will from time to time, upon request and at the expense of TSENG make application through the attorneys for TSENG for Letters Patent of the United States, and any and all countries foreign thereto on said inventions, discoveries or improvements, and assign and transfer all said applications, inventions, discoveries and improvements to TSENG or its nominee forthwith and without further consideration; and

        (3) EMPLOYEE will from time to time, upon request of TSENG execute all papers and do all other things that may be reasonably required in order to protect the rights of TSENG, and to vest in TSENG or its successors or assigns the entire right, title and interest in and to inventions, discoveries and improvements and the applications for Letters Patent relating to anything pertaining to or useful in the business of TSENG as provided in paragraph (1) hereinabove.

        (4) EMPLOYEE further agrees not to divulge to any third party either during his or her employment or thereafter, any confidential information conceived or obtained by him or her while in the employment of TSENG relating to the business of TSENG or to any of its processes, apparatus, products, software, packages, programs or trends in research, or to any of the inventions, discoveries, processes or products covered hereby, and agrees to maintain this information in confidence until such time as said information had become widely known to the public or described in an issued Patent or in a printed publication of wide circulation. Upon termination of the employment, EMPLOYEE agrees to turn over to TSENG all notes, memoranda, notebooks, drawings, records and correspondence in connection with anything done by him or her relating to his or her employment; it being agreed that all confidential information contained therein are at all times the sole property of TSENG.

        (5) The continuance of EMPLOYEE in the service of TSENG for a definite period is not made obligatory upon either party or a condition hereof.

        (6) EMPLOYEE further agrees that this agreement shall be binding upon his or her heirs, executors, administrators or other legal representative or assigns.

        (7) EMPLOYEE represents that he or she has no agreements with or obligations to others in conflict with the foregoing.

        (8) Should any portion of this Agreement be held to be unenforceable, such holding shall not adversely affect any other portion of this Agreement.

        (9) TSENG may, at their sole discretion, waive ownership of said inventions, discoveries and improvements mentioned in (1) above.

       (10) Any inventions or products designed or manufactured prior to the employment agreement between TSENG and EMPLOYEE, as are more fully listed herein or improvements made to the foregoing at any time, are property of EMPLOYEE whether or not patent applications are filed thereon; TSENG has first right to acquire such inventions at their fair market value, the said right to be exercised within a reasonable period of time.

                                         EMPLOYEE

Dated: November 11, 1997                 /s/JACK TSENG                 (SEAL)
                                         -----------------------------------


                                         TSENG LABORATORIES, INC.


Dated: November 11, 1997                 /s/JOHN J. GIBBONS            (SEAL)
                                         -----------------------------------

                                   EXHIBIT "D"

                         COLLATERAL ASSIGNMENT AGREEMENT
                         -------------------------------

               INSURER: Equitable Variable Life Insurance Company, hereinafter referred to as "LIC".

               POLICY#:        43-262517 and 43-262518

               OWNER:         Jack Tseng and Fay Tseng
                              Irrev. Trust 10/11/93      INSURED:  Jack Tseng

               LENDER:        Tseng Labs, Inc.        EFFECTIVE Date:  12-22-93
                                                                       --------

        The Owner, being applicant and Owner of subject policy, hereby assigns and conveys to Lender all right, title and interest in the Policy as collateral security for indebtedness as evidenced by a Promissory Note executed this date and to secure such future notes and indebtedness as may subsequently exist between the parties here to at the time of settlement of the Policy. It shall be a further term and condition of Lender's willingness to make such premium payment loans to the Owner that the Insured and his wife, Fay Tseng, shall be co-makers on all notes evidencing premium payment loans make by Lender to Owner. All incidents of ownership including the power to surrender, terminate or cancel the above described policy shall remain in Owner.

        The meaning of terms of this Agreement and the respective rights and duties of Owner and Lender in the subject policy shall be defined in the following numbered paragraphs, namely:

         I.  DEFINITIONS. (Refer to Policy Contract to Confirm Correct
Definitions)

               "DEATH PROCEEDS": Specified amount, (alternatively, face amount), plus the Accumulation Value described as Option B in the Policy Contract.

               "CASH VALUES": Cash Values as used in this Agreement shall mean: the accumulated Value or Policy Account Value, as that term is described in the Policy Contract.

         II. BENEFICIARY DESIGNATION RIGHTS:
             ------------------------------
             Owner may designate a beneficiary or beneficiaries to receive any proceeds payable on death of the Insured which are in excess of Lender's share of such proceeds.

        III. PREMIUM PAYMENT METHOD.
             ----------------------
             Owner shall pay the planned periodic premium annually as of the date of issue and upon each subsequent premium due date. Lender shall lend to Owner for this purpose an amount equal to the planned periodic premium agreed upon reduced by an amount equal to the Economic Benefit as defined in Rev. Rules. 64-328 and 66-110. Lender shall not be obligated to make any further premium payment loans once the policies in question have become self-sustaining by reason of premiums previously paid.

         IV. OWNER'S RETAINED INCIDENTS OF OWNERSHIP.
             ---------------------------------------
             Except as to the limited policy security rights specifically granted Lender herein, Owner retains all incidents of ownership (including the right to surrender or cancel the policy and the right to borrow or withdraw against the policy).
             Owner's right to borrow shall be limited to an amount equal to the maximum loan value reduced by the cumulative premiums loaned by the Lender under the Split Dollar arrangement selected above.
             Owner's right to withdraw from the policy cash values under the policy's "Partial Surrender Provision" (which is defined as "the cash value" less any indebtedness less the cost of Insurance until the next month anniversary shall be limited to such "partial surrender value", as above defined, reduced by the cumulative premiums paid by the Lender under the Split Dollar arrangement selected above and subject to any policy surrender limitations.

         V.  LENDER'S LOAN AND WITHDRAWAL RIGHTS.
             -----------------------------------
             Lender shall have the limited right from time to time to obtain policy loans from the Insurer, limited to the extent of its interest as defined herein and subject to the policy's maximum loan value.

         VI. VARIATIONS OF PREMIUM PAYMENT METHODS.
             -------------------------------------
             The premium payment and loan obligations of the parties are those selected under Paragraph III. Alternatively, Lender and Owner may agree that Lender should lend to Owner some amount other than that stated in Paragraph III. In this event, the rights under the policy shall be altered in the manner described in Paragraph IX.

         VII.  DIVISION OF DEATH PROCEEDS OF POLICY.
               ------------------------------------
               Division of death proceeds of the policy when premiums are financed in strict accord with the Paragraph III and when Insured's death occurs before the end of the grace period for any premium in default, shall be:

                A. Lender shall be entitled to an amount equal to the cumulative loans extended Owner by Lender reduced by any existing Lender policy loans or cash withdrawals exercised by Lender under the provisions of Paragraph V, supra. The beneficiary (s) designated by the Owner in accordance with Paragraph II shall be entitled to any remainder of such proceeds.

                B. If any Interest is due upon the death proceeds under the terms of the insurance contract, Owner and Lender shall share such interest as their respective share of the death proceeds (as defined in the preceding paragraph) bears to the total death proceeds excluding such Interest.

                C. If, upon the death of the Insured, there is a refund of unearned premium under the policy provisions, then, in such event, any refund shall be apportioned as follows:

                        1. Where Owner (or his/her assignee) has contributed to the policy premium at the last required interval, the refund of unearned premiums shall be divided between the Lender and the Owner (or his/her assignee) as their respective share of the periodic premium (or loan) shall bear to the total planned periodic premium (or loan) shall bear to the total planned periodic premium for such interval.

                        2. Where the Owner (or his/her assignee) has not contributed to the premium at the last premium interval, the refund of unearned premium shall be refunded in total to the Corporation.

         VIII.  DIVISION OF THE NET CASH SURRENDER VALUE OF THE POLICY.
                ------------------------------------------------------
                Divisions of the cash surrender value of the policy when premiums are financed in strict accord with Paragraph III and when surrender occurs not later than sixty days after the due date of any premium in default, shall be:

                Lender shall be entitled to an amount equal to the cumulative loans extended by Lender to Owner less any existing policy loans or cash withdrawals exercised by Lender under the provisions of Paragraph IV, supra. Owner shall be entitled to any remainder of such cash value.

         IX. PARTIES' RIGHTS WHERE PREMIUM PAYMENT VARIATIONS EXIST.
             ------------------------------------------------------
             When premiums are not financed in strict accordance with Paragraph III, Lender's share of the policy death proceeds or the policy cash value upon surrender (each as defined in Paragraphs VII and VIII, respectively) shall be as follows:

             In the event that aggregate loans of the Lender shall be more or less than the amounts defined in Paragraph III, then Lender's share of the death proceeds or the cash value shall be increased or decreased, respectively in corresponding dollar amount. The Owner's designated beneficiary, in the event of death, and the Owner, in the event of surrender, shall be entitled to any remainder of proceeds or cash values as the case may be.

            To the extent that loans under this Agreement exceed the proceeds or cash value of the policy, as the case may be, Owner or his/her heirs shall be personally responsible for repayment of same.

         X.  TERMINATION OF AGREEMENT.
             ------------------------
                  The Agreement shall terminate upon the occurrence of any one of the following events:

                        A. Termination by either party upon submission of 30 day written notice to the other party;

                        B. Termination of the Insured's employment;

                        C. The Owner's failure to pay its proportionate share of premium, if any, as mutually agreed upon by Owner and Lender under the option provided within Paragraphs III and VIII, herein;

                        D. The Owner's failure to apply Lender's premium loans to the policy premiums as similarly agreed upon under Paragraphs III and VI, herein;

                        E. The Owner's election, at any time, to receive a release of assignment of the policy from Lender.

                          Upon such termination, Owner shall have a 90-Day
Option to receive from Lender a release of assignment of the policy in consideration of a cash payment to Lender of the total premium loans advanced. Lender, its successor or assigns, agrees (solely for purposes of facilitating such termination and payment of its loans secured by said policy) that Owner (or his/her assignees) may borrow or withdrawal from the policy cash values amounts in excess of Owner's share of cash value as defined in this Agreement. Should Owner (or his/her assignees) fail to exercise such option within the prescribed 90-Day Period, Owner agrees that the subject policy will be surrendered to the

Insurer and the proceeds distributed between Lender and Owner as prescribed by Paragraphs VII and VIII, herein.

         XI.    PREMIUM WAIVER
                --------------
                If subject policy contains a disability waiver of premium provision or waiver of monthly deduction, any waived amounts shall be considered for all purpose of this Agreement as having been paid by Owner.

         XII.   OWNER'S ASSIGNMENT OF RIGHTS
                ----------------------------
                Owner may, at any time, assign to any individual, trust or other organization all right, title and interest in the subject policy and all rights, options, privileges and duties created under this Agreement.

         XIII.  NAMED FIDUCIARY AND PLAN ADMINISTRATOR
                --------------------------------------
                _________________________________ is hereby designated the
"Named Fiduciary" until resignation or removal by the Board of Directors.

                As Named Fiduciary, _________________________ shall be
responsible for the management, control and administration of the Split Dollar Plan as established herein. ________________________ may allocate to other certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

         XIV.   FUNDING
                -------

                The funding policy for the Split Dollar arrangement shall be to maintain the subject policy in force by paying when due, all premiums required.

         XV.    AMENDMENT
                ---------
                The Split Dollar Plan may be amended at any time and from time to time by a written instrument executed by the Lender and Owner, their successors and assigns.

         XVI.   BASIS OF PREMIUM PAYMENTS AND BENEFITS
                --------------------------------------
                Payments to and from the Split Dollar Plan adopted herein shall be in accordance with the provisions of Paragraphs III through VIII, inclusive.

         XVII.  CLAIMS PROCEDURE FOR LIFE INSURANCE AND SPLIT DOLLAR PLAN
                ---------------------------------------------------------
                Claim forms or claim information as to the subject policy can be obtained by contacting R.M. Hausmann Associates.

                When the Named Fiduciary has a claim which may be covered under the insurance policy provisions, he or she should contact the office or the person named above who will either complete a claim form and forward it to an authorized representative of the Insurer or advise the Named Fiduciary what further requirements are necessary. The Insurer will evaluate the claim and make a decision as to payment with 90 days of the date the claim is received by the Insurer. If the claim is payable, a benefit check will be issued to the Named Fiduciary and forwarded through the office or person named above. In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial.

             Such notification will be made in writing within 90 days of the date the claim is received and will be transmitted through the office or person named above. The notification will include the specific reasons for the denial as well as specific reference to the policy provisions upon which the denial is based. The Named Fiduciary will also be informed as to the steps which may be taken to have the claim denial reviewed.

            A decision as to the validity of a claim will ordinarily be made within 10 working days of the date the claim is received by the Insurer. Occasionally, however, certain questions may prevent the Insurer from rendering a decision on the validity of the claim within the specific 90-day period. If this occurs, the Named Fiduciary will be notified of the reasons for the delay as well as the anticipated length of the delay, in writing and through the office or person named above. If further information or other material is required, the Named Fiduciary will be so informed.

            If the Named Fiduciary is dissatisfied with the denial of the claim or the amount paid, he or she has 60 days from the date he or she receives notice of the claim denial or receipt of the amount paid to file his or her objections to the action taken by the insurer. If the Named Fiduciary wishes to contest a claim denial, he or she should notify the person or office named above who will assist in making the inquiry to the insurer. All objections to the Insurer's actions should be in writing and submitted to the person or office named above for transmittal to the Insurer.

            The Insurer will review the claim denial or amount paid and render a decision on such objections. The Named Fiduciary will be informed in writing of the decision of the Insurer within 60 days of the date the claim review request is received by the Insurer. This decision will be final.

            Once a decision has been rendered as to the distribution of proceeds under the claim procedure described above as to the policy, claims for any benefits due under the plan or the surrender of the policy may be made in writing by the Owner or the Owner's designated beneficiary and the Insured (or his/her assignee) or their designated beneficiary, as the case may be, to the Named Fiduciary.

            In the event a claim for benefits is wholly or partly denied or disputed, the Named Fiduciary shall, within a reasonable period of time after receipt of the claim, notify Owner or Owner's designated beneficiary and Insured (or his/her assignee) or their designated beneficiary, as the case may be, of such total or partial denial or dispute, listing:

             A. The specific reason or reasons for the denial or dispute;

             B. Specific reference to pertinent plan provisions upon which the denial or dispute is based;

             C. A description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

             D. An explanation of the plan's review procedure.

             Within 60 days of denial or notice of claim under the plan, a claimant may request that the claim be reviewed by the Named Fiduciary in a full and fair hearing. A final decision shall be rendered by the Named Fiduciary within 60 days after receipt of request for review.

         XVIII.   AGREEMENT BINDING UPON PARTIES
                  ------------------------------
                  This Agreement shall bind Lender and Owner, their heirs, successors, personal representative and assigns.

         XIX.     INSURANCE COMPANY NOT A PARTY TO AGREEMENT
                  ------------------------------------------
                  The Insurer is not responsible for the legal or tax validity or effect of this Agreement. Further, the Insurer shall not be deemed a party to this Agreement but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement.

                  Insurer shall not be responsible to account for the actual premium contributions of the parties hereunder but shall rely solely upon the written declarations of the parties in any distributions or settlement of the policy's lifetime or death values. Payment or other performance of its contractual obligations in accordance with the policy provisions shall fully discharge the Insurer from any and all liability.

             XX.  CONTROLLING STATE LAW
                  ---------------------
             This Agreement shall be subject to and constructed under the laws of the Commonwealth of Pennsylvania.

            Executed at Newtown, Pennsylvania this 28th day of December, 1993.

Attest:                                  JACK TSENG AND FAY TSENG
                                         IRREV. TRUST 10/11/93, OWNER
____________________________             BY: _______________________________
Witness                                             Joyce Chan Regan, Trustee

____________________________             BY: _______________________________
Witness                                             Nancy Wang, Trustee

                                         TSENG LABS, INC. - LENDER

____________________________             BY: _______________________________
Witness                                             John J. Gibbons


INSURER (LIC):                Equitable Variable Life Insurance Company

Policy #:                     43-262517 and 43-262618

INSURED:                      Jack Tseng

OWNER:                        Jack Tseng and Fay Tseng Irrevocable Trust

LENDER:                       Tseng Labs, Inc.

        This Policy Collateral Assignment and Split Dollar Agreement was recorded by LIC on ______________, 199__.


                     BY: ___________________________________

                                   EXHIBIT "E"

                                 GENERAL RELEASE
                                 ---------------


        THIS GENERAL RELEASE is executed by JACK TSENG ("Tseng") in accordance with the provisions of that certain Severance Agreement between Tseng and the Company (the "Severance Agreement") dated this even date.

        1. Tseng's Release of the Company. In exchange for the compensation and other benefits provided to Tseng as described in the Severance Agreement, Tseng and his heirs and personal representatives release and absolutely discharge the Company and the Company's shareholders, directors, Employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether known or unknown, which he now has, or at any other time had, or shall or may have against the Company based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, including, but not limited to, any claims for severance pay not set forth herein, vacation pay, fringe benefits, damages, expenses, emotional distress or other monies or accountings, including punitive damages, liquidated damages, exemplary damages or compensatory damages, as well as any claims of wrongful termination, breach of contract or age, national origin, race, sex or other discrimination under the Civil Rights Act of 1964, the Americans with Disabilities Act, the Fair Employment and Housing Act, the Age Discrimination in Employment Act, or any other applicable law. As used in this Paragraph 1, the term, the "Company", includes any and all parents, divisions, subsidiaries or affiliated entitles of Tseng Labs, Inc.

        2. Release Not to Affect Severance Agreement. This General Release is not intended to in any way affect or release any rights or obligations of Tseng or the Company as set forth in the Severance Agreement executed by Tseng and the Company this even date.

        IN WITNESS WHEREOF, the parties have signed this General Release this 11th day of November, 1997.


                                             /s/JACK TSENG
                                             -------------
                                             Jack Tseng